UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         JULY 15, 2002


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                    0-25121              41-1597886
 (State of Incorporation)        (Commission File         (IRS Employer
                                       Number)            Identification No.)


         6105 TRENTON LANE NORTH
         MINNEAPOLIS, MINNESOTA                        55442
        (Address of principal                          (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.

     On July 15, 2002, the registrant issued a press release, as follows:

FOR IMMEDIATE RELEASE                   CONTACT:     Mark Kimball (763) 551-7070
                                                     Select Comfort Corporation


                           SELECT COMFORT CORPORATION
                 ANNOUNCES FOURTH CONSECUTIVE PROFITABLE QUARTER

            SECOND QUARTER NET SALES RISE 23 PERCENT TO $77 MILLION;
       NET INCOME IN SECOND QUARTER IS $2.6 MILLION, OR 8 CENTS PER SHARE

     MINNEAPOLIS, MINN. (July 15, 2002) - Select Comfort Corporation (NASDAQ:
SCSS) today announced results for the second quarter ended June 29, 2002. The company reported its fourth consecutive quarterly profit with net income of $2.6 million, or $0.08 per diluted share ($0.05 pro forma after tax earnings per diluted share*), and net sales of $77.3 million, 23 percent higher than net sales for second quarter of 2001. A comparison of key operating results for the second quarters of 2002 and 2001 are as follows (in millions, except per-share amounts):

                                                          2nd Quarter
                                                          -----------
                                                    2002               2001
                                                    ----               ----

       Net sales                                   $77.3              $62.7
       Operating income (loss)                       3.0               (3.2)
       Net income (loss)                             2.6               (3.5)
       Earnings (loss) per diluted share           $0.08             ($0.19)
       Pro forma after tax earnings (loss)
            per diluted share*                     $0.05             ($0.12)

       Cash and marketable securities              $26.0              $ 8.8
       Comparable store sales                      + 21%               - 4%
       Stores open at end of period                  321                327

     "Select Comfort's robust second quarter results mark not only four consecutive quarters of profitability, but also notably strong sales during what is traditionally a sluggish quarter in the retail and mattress industries," said Bill McLaughlin, president and chief executive officer. "We are pleased with the progress and performance of our growth strategies, including our Sleep Number(R) advertising campaign, selling improvement, distribution expansion, and accelerated product innovation, all factors we expect to positively contribute into the second half of the year."

The company's second quarter highlights included:
-------------------------------------------------

o    STRENGTHENED FINANCIAL POSITION
     - Eliminated $11 million in long-term debt and $880,000 in annual interest expense through the conversion of notes into 11 million shares of common stock.

o    INCREASED BRAND AND PRODUCT AWARENESS
     - Increased spending on national television advertising by 43 percent over second quarter 2001.
     -    Grew local media spending by 19 percent over second quarter 2001.

o    EXPANDED DISTRIBUTION
     -    Achieved double-digit sales growth across all channels:

                                                     2nd Quarter
                                                     -----------
                                      % of Total Sales          2002 vs. 2001
                                      ----------------          -------------
          Retail Sales                       73%                    +21%
          Direct Marketing                   15%                    +22%
          E-Commerce                          5%                    +82%
          Wholesale and QVC                   7%                    +24%

     - Began offering Sleep Number(R) beds at 38 Sleep Train(R) stores across Northern California.
     - Partnered with Winnebago Industries to begin offering the Sleep Number(R) bed in selected 2003 Winnebago models.
     - Continued partnership with QVC, maintaining strong sales performance realized in 2001.

o    ACCELERATED PRODUCT INNOVATION
     -    Introduced the Sleep Number(R) 3000 Pillowtop bed.
     - Re-launched the Sleep Number(R) 4000 bed with a digital remote and other enhancements.
     -    Completed a successful test launch of adjustable foundations.

o    CONTINUED COST CONTROL
     -    Gross margin improved to 68.1%.
     -    Operating margin improved to 3.9%.

     A comparison of key operating results for the six months ended June 29, 2002 and the comparable period of 2001 are as follows (in millions, except per-share amounts):

                                                          Six Months
                                                          ----------
                                                    2002               2001
                                                    ----               ----
       Net sales                                  $158.5             $128.2
       Operating income (loss)                       6.4              (12.9)
       Net income (loss)                             5.8              (13.4)
       Earnings (loss) per diluted share          $ 0.19             ($0.74)
       Pro forma after tax earnings (loss)
            per diluted share*                    $ 0.12             ($0.46)

       Comparable store sales                      + 19%               - 5%

     Earnings before interest, taxes, depreciation and amortization for the first six months of 2002 were $10.9 million, an improvement of $18.5 million over prior year.

The company's initiatives for third and fourth quarter include:
o    INCREASING BRAND AND PRODUCT AWARENESS
     - Extending heavier advertising in three of the nation's leading media markets -- San Francisco, Sacramento and Phoenix.
     - Expanding national and local media spending by over 50% compared to 2001.

o    EXPANDING DISTRIBUTION
     -    Opening 11 new retail stores and closing three retail stores.
     -    Remodeling and relocating nine retail stores
     - Offering Sleep Number(R) beds at 13 Sleep America stores in Phoenix beginning in July.

o    ACCELERATING PRODUCT INNOVATION AND SERVICE LEVELS
     -    Introducing adjustable foundation nationally.
     - Expanding home delivery to 20 additional markets across the U.S. by the end of third quarter.

Outlook for the second half of 2002
-----------------------------------
     As a result of recent sales trends, operating results and future expectations, the company is updating its guidance for the remainder of 2002. The company expects double-digit sales growth to continue into the second half of the year, although the rate of growth will likely moderate from the year-to-date pace as the company laps the 2001 introduction of its new advertising campaign and other growth initiatives.

     Assuming continued performance of advertising and growth programs, no significant changes to the U.S. economic recovery or mattress industry growth rates, or competitive reaction to the company's recent success, estimated performance ranges are expected to be:

                                    3rd Quarter       4th Quarter          2002      |    Prior Year
                                    -----------       -----------          ----      |    ----------
Net sales (millions)                $72 -- $78        $75 -- $83       $305 -- $319  |       $262
Earnings per diluted share        $0.04 -- $0.08    $0.12 -- $0.16    $0.35 -- $0.43 |      ($0.66)
Pro forma after tax                                                                  |
   earnings per diluted share*    $0.02 -- $0.05    $0.07 -- $0.10    $0.22 -- $0.27 |      ($0.41)
Stores open at end of period            322               330                        |        327


     Third quarter earnings guidance reflects increased advertising levels to support awareness building and distribution expansion. This stepped-up level of advertising, designed to contribute to long-term sales growth rates, will result in lower earnings than would normally be expected at forecasted third quarter sales levels.

     Select Comfort will hold a conference call to discuss its second quarter results on Tuesday, July 16, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of WWW.SELECTCOMFORT.COM. A digital replay of the conference call will be accessible beginning at approximately 1:00 p.m. Central Time on Tuesday, July 16, through 5:00 p.m. Central Time on Tuesday, July 23, 2002. To access the replay, please call 800-642-1687 from anywhere in the U. S. International callers may dial 706-645-9291. The passcode for the replay is 4839807. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on Tuesday, July 16 at WWW.SELECTCOMFORT.COM.

     Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets the adjustable- firmness SLEEP NUMBER(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 320 retail stores located nationwide, including 20 leased departments in Bed Bath & Beyond stores; through its national direct marketing operations; and on the Internet at WWW.SELECTCOMFORT.COM.

     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence, effectiveness of our advertising and promotional efforts, acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

     *NET INCOME DOES NOT REFLECT INCOME TAXES BECAUSE OF THE COMPANY'S $34 MILLION OF NET OPERATING LOSS CARRYFORWARDS FOR FEDERAL INCOME TAX PURPOSES. PRO FORMA RESULTS REDUCE REPORTED EARNINGS BY AN ESTIMATED EFFECTIVE INCOME TAX RATE OF 38 PERCENT.

                                              SELECT COMFORT CORPORATION
                                                   AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                      (UNAUDITED)


                                                   THREE MONTHS ENDED                     SIX MONTHS ENDED
                                           ------------------------------------  ------------------------------------
                                               JUNE 29,           JUNE 30,           JUNE 29,           JUNE 30,
                                                 2002               2001               2002               2001
                                           -----------------  -----------------  -----------------  -----------------
Net sales                                       $ 77,281           $ 62,742           $158,476           $128,198
Cost of sales                                     24,677             22,428             51,071             46,039
                                           -----------------  -----------------  -----------------  -----------------
   Gross margin                                   52,604             40,314            107,405             82,159
                                           -----------------  -----------------  -----------------  -----------------
Operating expenses:
   Sales and marketing                            41,437             37,394             85,608             81,568
   General and administrative                      8,026              5,954             15,235             12,967
   Store closings and asset impairments              157                142                209                488
                                           -----------------  -----------------  -----------------  -----------------
       Total operating expenses                   49,620             43,490            101,052             95,023
                                           -----------------  -----------------  -----------------  -----------------
Operating income (loss)                            2,984             (3,176)             6,353            (12,864)
                                           -----------------  -----------------  -----------------  -----------------
Other income (expense):
   Interest income                                    37                 40                104                115
   Interest expense                                 (537)              (254)            (1,123)              (352)
   Other, net                                         79               (140)               125               (142)
                                           -----------------  -----------------  -----------------  -----------------
       Other income (expense), net                  (421)              (354)              (894)              (379)
                                           -----------------  -----------------  -----------------  -----------------
Income (loss) before income taxes                  2,563             (3,530)             5,459            (13,243)
Income tax (benefit) expense                           -                  -               (348)               115
                                           -----------------  -----------------  -----------------  -----------------
Net income (loss)                               $  2,563           $ (3,530)          $  5,807           $(13,358)
                                           =================  =================  =================  =================

Net income (loss) per share - basic             $   0.13           $  (0.19)          $   0.31           $  (0.74)
                                           =================  =================  =================  =================
Weighted average shares - basic                   19,690             18,119             19,038             18,087
                                           =================  =================  =================  =================
Net income (loss) per share - diluted           $   0.08           $  (0.19)          $   0.19           $  (0.74)
                                           =================  =================  =================  =================
Weighted average shares - diluted                 34,415             18,119             33,848             18,087
                                           =================  =================  =================  =================

RECONCILIATION OF EPS INFORMATION:
Net income (loss)                               $  2,563           $ (3,530)          $  5,807           $(13,358)
Add:  Interest expense on convertible debt           254                  -                563                  -
                                           -----------------  -----------------  -----------------  -----------------
Net income (loss) attributable to common
   shareholders                                 $  2,817           $ (3,530)          $  6,370           $(13,358)
                                           =================  =================  =================  =================

Weighted average shares outstanding               19,690             18,119             19,038             18,087
Effect of dilutive securities:
    Options                                        1,904                  -              1,629                  -
    Warrants                                       2,964                  -              2,752                  -
    Convertible debt                               9,857                  -             10,429                  -
                                           -----------------  -----------------  -----------------  -----------------
Dilutive weighted average shares
   outstanding                                    34,415             18,119             33,848             18,087
                                           =================  =================  =================  =================

                                         SELECT COMFORT CORPORATION
                                              AND SUBSIDIARIES
                                        CONSOLIDATED BALANCE SHEETS
                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                        (UNAUDITED)
                                                                          JUNE 29,         DECEMBER 29,
                                                                            2002               2001
                                                                      -----------------  -----------------
                                ASSETS
 Current assets:
    Cash and cash equivalents                                               $ 15,356           $ 16,375
    Marketable securities                                                     10,639                  -
    Accounts receivable, net of allowance for doubtful accounts
      of $311 and $311, respectively                                           2,704              2,623
    Inventories                                                               10,967              8,086
    Prepaid expenses                                                           4,174              3,588
                                                                      -----------------  -----------------
        Total current assets                                                  43,840             30,672

 Property and equipment, net                                                  29,231             30,882
 Other assets                                                                  3,839              5,882
                                                                      -----------------  -----------------
        Total assets                                                        $ 76,910           $ 67,436
                                                                      =================  =================

                 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current maturities of long-term debt                                     $     13           $     28
    Accounts payable                                                          15,426             15,216
    Accruals:
      Sales returns                                                            3,510              3,624
      Compensation and benefits                                                8,792              7,179
      Taxes and withholding                                                    2,311              3,032
      Other                                                                    8,387              5,332
                                                                      -----------------  -----------------
        Total current liabilities                                             38,439             34,411

 Long-term debt, less current maturities                                       7,266             17,109
 Accrued warranty costs                                                        4,744              5,030
 Other liabilities                                                             4,104              4,114
                                                                      -----------------  -----------------
        Total liabilities                                                     54,553             60,664
                                                                      -----------------  -----------------

 Shareholders' equity:
    Undesignated preferred stock; 5,000,000 shares authorized, no
      shares issued and outstanding                                                -                  -
    Common stock, $.01 par value; 95,000,000 shares authorized,
      29,583,826 and 18,302,307 shares issued and outstanding,
      respectively                                                               296                183
    Additional paid-in capital                                                91,352             81,687
    Accumulated deficit                                                      (69,291)           (75,098)
                                                                      -----------------  -----------------
        Total shareholders' equity                                            22,357              6,772
                                                                      -----------------  -----------------
        Total liabilities and shareholders' equity                          $ 76,910           $ 67,436
                                                                      =================  =================

                                       SELECT COMFORT CORPORATION
                                            AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (IN THOUSANDS)
                                               (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                  -------------------------------------
                                                                      JUNE 29,            JUNE 30,
                                                                        2002                2001
                                                                  -----------------   -----------------
Cash flows from operating activities:
   Net income (loss)                                                   $  5,807            $(13,358)
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization                                        4,701               4,994
     Loss on disposal of assets and impaired assets                         216                 496
     Change in operating assets and liabilities:
       Accounts receivable, net                                             (81)                681
       Inventories                                                       (2,881)              2,130
       Prepaid expenses                                                    (586)                 90
       Other assets                                                       1,347                 (75)
       Accounts payable                                                     210               1,743
       Accrued sales returns                                               (114)               (666)
       Accrued compensation and benefits                                  1,613                (277)
       Accrued taxes and withholding                                       (721)               (345)
       Other accrued liabilities                                          3,127                (545)
       Accrued warranty costs                                              (358)                (25)
       Other liabilities                                                    (10)                397
                                                                  -----------------   -----------------
         Net cash provided by (used in) operating activities             12,270              (4,760)
                                                                  -----------------   -----------------
Cash flows from investing activities:
   Purchases of property and equipment                                   (2,916)             (2,367)
   (Investment in) sales of marketable securities                       (10,639)              3,950
                                                                  -----------------   -----------------
         Net cash (used in) provided by investing activities            (13,555)              1,583
                                                                  -----------------   -----------------
Cash flows from financing activities:
   Principal payments on debt                                               (20)                (18)
   Proceeds from issuance of common stock                                   286                 191
   Net proceeds from issuance of long-term debt                               -              10,354
                                                                  -----------------   -----------------
         Net cash provided by financing activities                          266              10,527
                                                                  -----------------   -----------------

Increase in cash and cash equivalents                                    (1,019)              7,350
Cash and cash equivalents, at beginning of period                        16,375               1,498
                                                                  -----------------   -----------------
Cash and cash equivalents, at end of period                            $ 15,356            $  8,848
                                                                  =================   =================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SELECT COMFORT CORPORATION
                                          (Registrant)


Dated:  July 15, 2002                By            /S/ MARK A. KIMBALL
                                       -----------------------------------------

                                     Title:        SENIOR VICE PRESIDENT
                                           -------------------------------------